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                                  EXHIBIT 10.02

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made on the 1st day of October, 2001, between COMM BANCORP, INC., a Pennsylvania business corporation ("Comm Bancorp"), COMMUNITY BANK AND TRUST COMPANY, a Pennsylvania state-chartered banking institution (the "Bank") and William R. Boyle, an adult individual and resident of the Commonwealth of Pennsylvania ("Executive").

                                   WITNESSETH

         WHEREAS, Comm Bancorp and the Bank each desire to employ the Executive as it's Senior Vice President and Chief Credit Officer under the terms and conditions set forth herein; and

         WHEREAS, the Executive desires to serve Comm Bancorp and the Bank in an executive capacity under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

         1. TERM OF EMPLOYMENT. Comm Bancorp and the Bank each employ the Executive and the Executive accepts employment with them for an initial period of two (2) years beginning on the 1st day of July 2001, and ending on the 30th day of June, 2003 subject, however, to one-year automatic extensions at the end of each one (1) year period so that this Agreement "evergreens" so as to have a constant two (2) year term as of the end of each contract year unless either Comm Bancorp, the Bank or Executive gives the other written notice at least six
(6) months prior to the expiration of the then current contract year of their intention not to extend this Agreement (subject to Paragraph 10 hereof), and also subject to prior termination of this Agreement as set forth below.

         2. POSITION AND DUTIES. The Executive shall serve as the Senior Vice President and Chief Credit Officer of Comm Bancorp and the Bank, reporting only to the respective Boards of Directors and President and Chief Executive Officer of Comm Bancorp and the Bank: shall have supervision and control over, and responsibility for, the general financial management and operation and general senior executive oversight of Comm Bancorp and the Bank; and shall have such other powers and duties as may from time to time be prescribed by the respective Boards of Directors and President and Chief Executive Officer of Comm Bancorp and the Bank, provided that such duties are consistent with the Executive's position as Senior Vice President and Chief Credit Officer in charge of the general management of each.


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         3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote substantially all his available working time, ability and attention to the business of Comm Bancorp and the Bank during the term of this agreement. Except with the prior written approval of the Boards of Directors of each, the Executive shall not engage in any other business or commercial activities, duties or pursuits, during the term of this agreement. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities or either Comm Bancorp or the Bank nor may the Executive serve as a director or officer or in any other capacity in a company or financial institution which competes with either Comm Bancorp or the Bank. Passive investments and personal activities not resulting in material compensation or a conflict of interest with either Comm Bancorp or the Bank shall not be deemed a breach of the restrictions of this paragraph. With the prior approval of the Board of Directors of Comm Bancorp, which approval shall not be unreasonably withheld, the Executive may participate in trade associations, charitable, civic or similar not-for-profit, philanthropic or eleemosynary organizations, including services as an officer or a director. Such participation shall not be deemed a breach of this Agreement, but the total amount of time spent by the Executive in such activities during normal working hours shall be periodically reviewed by the Board of Directors of Comm Bancorp and the Bank.

         4. COMPENSATION.

                  A. ANNUAL DIRECT SALARY:

                           1. ANNUAL SALARY: As compensation for services
rendered under this Agreement, the Executive shall be entitled to receive an annual salary of $72,020.00 Dollars per year, payable in substantially equal bi-monthly installments (or such other more frequent intervals as may be determined by the Board of Directors as payroll policy for senior executive officers) prorated for any partial employment period. The annual salary shall be reviewed by the Board of Directors prior to each calendar year of this Agreement beginning January 1, 2002 and shall be adjusted based on performance, but no less than the latest annual North-Eastern Pennsylvania Domestic Consumer Price Index percentage rate. The increase in annual salary shall be communicated to the Executive on or before February 28th and shall be effective as of January 1 of each year. In no event shall the annual salary be decreased.

                  B. INCENTIVE COMPENSATION. The Executive shall participate in the Executive Bonus Plan.

         5. FRINGE BENEFITS, VACATION, EXPENSES AND PERQUISITES. It is agreed that nothing paid to the Executive under any of the below-described benefit plans or arrangements shall be deemed to be in lieu of compensation otherwise payable to the Executive hereunder and shall not be deemed to be a part of Annual Direct Salary. The Executive shall be entitled to:


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                  A. EMPLOYMENT BENEFIT PLANS. The Executive shall be entitled to participate in and to receive benefits under all employee benefit plans (e.g. matching 401-K plan, salary continuation plan, supplemental retirement plan, split-dollar life insurance plan) provided for other executive level employees of either Comm Bancorp or the Bank, but it is not the parties intention to create duplicate entitlements. The Executive may select which plan if more than one plan is available.

                  B. VACATION AND HOLIDAYS. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but no less than fifteen
(15) days in any calendar year (pro-rated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, personal days and sick days given by the Bank to its senior executive officers. The parties agree that no additional vacation or holidays shall be due to the Executive as a result of his employment by Comm Bancorp.

                  C. BUSINESS EXPENSES. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, upon presentation of proper receipts or other documents in accordance with the then current policy of the Bank.

                  D. BANKING INDUSTRY FUNCTIONS. The Executive may devote reasonable time to attending conventions, seminars and meetings sponsored by the Pennsylvania Banking Association, American Bankers Association and other banking or educational organizations at the expense of the Bank or Comm Bancorp, as the case may be. Such attendance at conventions will be approved by the Board of Directors of the Bank.

                  E. CLUB MEMBERSHIP. The Bank shall provide Executive with application fees, bond costs and annual dues in connection with his membership in such private clubs, social, civic and community organizations that the Board of Directors of the Bank may reasonably determine during the term of employment hereunder.

                  F. AUTOMOBILE. The Executive shall be furnished a new automobile, model to be set by the Board, every three years, with insurance, maintenance, fuel and all fees and costs paid by the Bank.

                  G. OTHER PERQUISITES AND BENEFITS. The Executive shall be entitled to receive such additional perquisites and fringe benefits as the Boards of Directors of either Comm Bancorp or the Bank reasonably deem appropriate in their sole discretion.

         6. INDEMNIFICATION. Comm Bancorp and the Bank agree that their By-Laws shall continue to provide for indemnification of their directors, officers, employees and agents, to the fullest extent allowed under Pennsylvania law,


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including the Executive during the full term of this Agreement, and shall at all times provide adequate insurance for such purposes.

         7. UNAUTHORIZED DISCLOSURE. At no time during the period of his employment hereunder and thereafter, shall the Executive, without the written consent of the Boards of Directors of Comm Bancorp or the Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of either Comm Bancorp or the Bank, as the case may be, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive, any material confidential information obtained by him while in the employ of either Comm Bancorp or the Bank with respect to any of their services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or any business practice the disclosure of which he knows will be materially damaging to either Comm Bancorp or the Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Comm Bancorp or the Bank.

         8. RESTRICTIVE COVENANTS. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Bank (defined as Lackawanna County, Susquehanna County, Wayne County and Wyoming County, Pennsylvania), or any future market area of the Bank (defined as an area within 20 miles of any branch office located outside of those counties, and begun during the Executive's employment under the terms of this Agreement), enter into or engage generally in competition with the Bank either as sole proprietor or as partner or joint venturer, or as a director, officer, shareholder (except as a shareholder of less than five (5.0%) percent of the outstanding shares of a corporation if Executive is not an employee, officer or Director of such corporation), employee or agent for any person, during the term of this Agreement and for a period of six (6) months after the date of termination of his employment hereunder if (i) the Executive's employment is terminated for Cause by the Bank pursuant to paragraph 9 C of this Agreement, or (ii) such termination is the result of the resignation by the Executive for other than a "Good Reason" under paragraph 9 D of this Agreement. The Executive agrees that any breach of the restriction set forth in this paragraph shall result in irreparable injury to the Bank for which it shall not have adequate remedy at law and the Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of its being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

         9. TERMINATION.

                  A. DEATH. The Executive's employment hereunder by Comm Bancorp or the Bank shall terminate upon his death.


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                  B. DISABILITY. The Executive's employment hereunder shall, at
Comm Bancorp's or the Bank's option, terminate if he becomes totally and permanently disabled. The Executive shall be deemed totally or permanently disabled if he becomes unable to perform a substantial portion of his duties under this Agreement and a physician mutually selected by Bank and the Executive determines such inability will continue for a period of one hundred eighty (180) days or more and is likely to be permanent. The Executive shall be deemed disabled if he receives total disability benefits under either Comm Bancorp's or the Bank's disability insurance plan. Such termination shall be without prejudice to any right Executive may have to receive benefits under any disability insurance plan maintained by either Comm Bancorp or the Bank.

                  C. CAUSE. Either Comm Bancorp or the Bank may terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, either Comm Bancorp, or the Bank shall have "Cause" to terminate the Executive's employment hereunder upon:

         1. The willful failure by the Executive to substantially perform his duties hereunder after Comm Bancorp or the bank has given the Executive written notice of his failure to perform and the Executive does not cure such failure within thirty (30) business days of the receipt of such notice, other than any such failure resulting from the Executive's incapacity due to physical or mental illness; or

         2. conviction of a felony; or

         3. the willful violation by the Executive of the provisions of Paragraphs 3, 7 or 8 of this Agreement; or

         4. the willful violation of state or federal banking, securities, tax or financial laws or financial regulations in the operation of Comm Bancorp or the Bank.

             The Executive will be notified in writing of the grounds for termination.

         Either Comm Bancorp or the Bank may terminate this Agreement without notice upon receipt of a final, unappealable written directive or order of any governmental body or entity having jurisdiction over Comm Bancorp or the Bank, as the case may be, requiring termination, disciplinary action, a fine, or removal of the Executive or Chief Executive Officer, President or Director of Comm Bancorp or the Bank. Such termination shall be deemed to be termination for cause.

         Termination for cause by either Comm Bancorp or the Bank shall be deemed also to be termination for cause by the other.

         D. HEALTH AND GOOD REASON. The Executive may terminate his employment hereunder (1) if his health should become impaired to an extent that it


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makes continued performance of his duties hereunder hazardous to his physical or mental health or (2) for Good Reason. The term "Good Reason" shall mean (i) any assignment to the Executive, without his consent, of any duties other than those specifically contemplated by, Section 2 hereof, (ii) any removal of the Executive from or any failure to re-elect the Executive to any of the positions indicated in Section 2 hereof, except in connection with termination of the Executive's employment for Cause, (iii) failure of either Comm Bancorp or the Bank, as the case may be, to comply with Section 5 hereof, (iv) any other material breach by either Comm Bancorp or the Bank of this Agreement or (v) any Change in Control (as defined herein).

                  Should Executive terminate employment for reasons set forth in
Section 9D, notice thereof shall be given to Comm Bancorp or the Bank prior to thereto and Comm Bancorp or the Bank shall have thirty (30) days to cure such condition which precipitated Executive's desire to terminate. These reasons set forth in said notice to Comm Bancorp or the Bank shall thereby be established and fixed as "good reason" as the same is defined within this contract for any future arbitration or court proceeding following termination.

         10. PAYMENTS UPON TERMINATION/NON-EXTENSION.

                  A. DEATH, DISABILITY, OR FOR CAUSE. If the Executive's employment shall be terminated because of death, disability or for Cause, Comm Bancorp and the Bank shall pay the Executive his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and in the case of termination because of death or disability, any other amounts owing to Executive at the time of termination (e.g. reimbursements and the value of his accrued but unused fringe benefits) and death or disability payments otherwise thereafter coming due pursuant to Paragraph 5A hereof and neither Comm Bancorp nor the Bank shall have further obligations to the Executive under this Agreement, except Executive shall receive all other vested employee benefits to which Executive may be entitled when due and payable.

                  B. UNILATERAL AND GOOD REASON TERMINATION. If the Executive's employment by either Comm Bancorp or the Bank is terminated (other than pursuant to paragraphs 9A, 9B or 9C hereof or as a result of non-extension of this Agreement), or if the Executive shall terminate his employment for Good Reason, then Comm Bancorp and the Bank shall pay the Executive within thirty (30) days of such termination date, the lump sum equivalent (without discounting for present value) of his full Annual Direct Salary from the date of termination for the remaining term of this Agreement. If termination is by reason of Change of Control, either by the Executive under Paragraph 9D or by the controlling interests resulting from the change of control, then the Bank and Comm Bancorp shall pay to the Executive, the Executive's Annual Direct Salary for twenty-four
(24) months from the date of termination. In any such event, the Bank and Comm Bancorp shall continue and pay for long-term disability and medical benefits throughout such period of time that a payment is made under this sub-paragraph 10B. Executive shall receive all other vested employee benefits to which Executive may be entitled when due and payable. All other employee fringe benefits shall cease upon either such termination.


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                  C. NON-EXTENSION OF AGREEMENT. In the event the Executive
serves at least a full contract year of the initial term of this Agreement, and Comm Bancorp and/or the Bank gives written notice that the contract will not be renewed, the Executive shall be entitled at his sole option and discretion to terminate his employment and shall thereupon receive a severance payment equivalent to twenty-four (24) months of his then current Annual Direct Salary plus such vested employee benefits to which Executive may be entitled when due and payable, and neither Comm Bancorp nor the Bank shall have further obligations to the Executive under this Agreement.

                  D. MAXIMUM SEVERANCE PAYMENT. Notwithstanding any provision or clause above set forth to the contrary, Comm Bancorp and the Bank shall in no case be liable to Executive for any amount in excess of twenty-four (24) months of Executive's Annual Direct Salary plus such benefits as listed in Section 10B, and the same shall represent the maximum severance payment or benefit to Executive for termination under Paragraphs 10(B) and 10(C) above.

         11. DEFINITION OF CHANGE OF CONTROL. A Change of Control shall be deemed to have occurred when (a) substantially all of Comm Bancorp's or the Bank's assets and/or operations are sold or otherwise disposed of; (b) any person becomes the beneficial owner directly or indirectly, of securities of Comm Bancorp or the Bank with a combined voting power in sufficient amount to gain majority control of either Board of Directors; or (c) at any time during any twenty-four (24) consecutive months (commencing on July 1, 2001) when a majority of the members of either Comm Bancorp's and the Bank's Board of Directors are individuals who were not members of the respective Board of Directors at the beginning of such period, unless such changes result from death or voluntary or historically-consistent retirement. For purposes of this paragraph, "person and beneficial owner" shall have the meanings ascribed to them pursuant to the Securities Exchange Act of 1934, as amended and the regulations promulgated pursuant thereto. This Paragraph shall be liberally construed in favor of the Executive.

         12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:                William R. Boyle
                                             207 Seventh Street
                                             Vandling, PA 18421

         If to Comm Bancorp:                 Comm Bancorp, Inc.
                                             125 North State Street
                                             Clarks Summit, PA 18411


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         If to Bank:                         Community Bank and Trust Company
                                             125 North State Street
                                             Clarks Summit, PA 18411

         with a required copy to:            John B. Lampi, Esquire
                                             Saul Ewing LLP
                                             2 North Second Street, 7th Floor
                                             Harrisburg, PA 17101

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, Comm Bancorp and the Bank and their respective heirs, personal representatives, successors and assigns.

         14. ARBITRATION. In the event that any dispute should arise between the parties regarding the meaning or effect of this Agreement, which dispute cannot be resolved by the parties (except the question of Employee's disability which is governed in Subparagraph 9B) the parties shall appoint a panel of three persons as arbitrators who shall be present or former executives of financial institutions located in the United States. The Executive shall appoint one such arbitrator, Comm Bancorp shall appoint another, and the third shall be appointed by the first two. Proceedings under this paragraph may be initiated by either party informing the other in writing of the necessity for arbitration and the subject matter of the arbitration. The parties shall select the first two arbitrators within 45 days after such notice has been sent. The panel of two arbitrators shall select the third arbitrator within 30 days after their appointment from a list or lists of eligible persons submitted to them by the parties. Proceedings under this paragraph shall be commenced and pursued as expeditiously as possible and in accordance with the applicable rules of the American Arbitration Association relating to executive employment agreements. The parties shall compensate the arbitrator selected by him or it. All other costs of the arbitration shall be borne equally. The enforceability of any award and all other matters pertaining thereto shall be governed by the Uniform Arbitration Act in force in Pennsylvania or any applicable succeeding legislation. The arbitrators shall conduct their proceedings in Lackawanna County, Pennsylvania.

         15. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties relating to the subject matter hereto and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing, consented to in a writing signed by the parties.


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         17. GOVERNING LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the United States of America.

         18. RIGHTS AND REMEDIES; NO WAIVER. No course of action between Comm Bancorp, the Bank and the Executive and no delay or omission of Comm Bancorp, the Bank or the Executive to exercise any right or power given under this Agreement shall; (A) impair the subsequent exercise of any right or power, or,
(B) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default or of any other right or power that shall have arisen. Every power and remedy granted by law and by this Agreement to any party may be exercised as may be deemed expedient.

All such rights and powers shall be cumulative to the fullest extent permitted by law.


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         IN WITNESS WHEREOF, the parties have signed and sealed this Agreement the day and the year first above written.

ATTEST:                            COMM BANCORP, INC.

---------------                    By:/s/ William F. Farber, Sr.
Title                                       Chairman of the Board of Directors

ATTEST:                            COMM BANCORP, INC.

---------------                    By:/s/ John P. Kameen
Title                                       Secretary of the Board of Directors

ATTEST:                            COMMUNITY BANK AND TRUST COMPANY

---------------                    By:/s/ William F. Farber, Sr.
Title                                       Chairman of the Board of Directors


ATTEST:                            COMMUNITY BANK AND TRUST COMPANY

---------------                    By:/s/ John P. Kameen
Title                                       Secretary of the Board of Directors


ATTEST:                            By:/s/ William R. Boyle


---------------
Title


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